UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: December 23, 2009
CINCINNATI BELL INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8519	31-1056105

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street Cincinnati, Ohio	45202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 397-9900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	Cincinnati Bell Inc.
Item 8.01 Other Events.
     On November 18, 2009, Cincinnati Bell Inc. announced that it had entered into a definitive agreement with American Tower Corporation to sell 196 wireless communication towers and related equipment to American Tower for $100 million in cash, subject to certain closing adjustments. The transaction closed on December 23, 2009 at a final purchase price of $99.9 million. Cincinnati Bell will remain a tenant on all 196 towers under a long-term lease agreement.
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.
By:	/s/ Christopher J. Wilson
Christopher J. Wilson Vice President, General Counsel & Secretary

Date: December 23, 2009